Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS THIRD QUARTER 2010 RESULTS

RECENT HIGHLIGHTS

•                 For the third quarter diluted FFO per share was $0.54, before giving effect to an impairment charge of $0.23 per share; diluted FFO per share was $0.31; and diluted earnings per share was $0.05

•                  Year-over-year three and nine-month adjusted NOI Same Property Performance (“SPP”) both increased by 4.8%

•                  Acquired $327.6 million of debt investments in Genesis HealthCare

•                  Transitioned 27 Sunrise-managed communities to Emeritus on November 1, 2010

•                  Completed sale of remaining HCA bond investment for $154 million

•                  Raised full-year 2010 adjusted NOI SPP guidance to a range of 4.0% to 5.0%

•                  Raised full-year 2010 FFO guidance to $2.18 – $2.24 per share, before giving effect to impairments, net of recoveries and EPS guidance changed to $0.96 – $1.02 per share

•                  Kendall K. Young named HCP Executive Vice President

LONG BEACH, CA, November 2, 2010 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended September 30, 2010 as follows (in thousands, except per share amounts):

	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
	Amount	Per Share	Amount	Per Share
Funds from operations (“FFO”)	$96,081	$0.31	$32,169	$0.11
Impairments (1)	71,693	0.23	15,123	0.05
Litigation provision	—	—	101,973	0.36
FFO before giving effect to impairments and litigation provision	$167,774	$0.54	$149,265	$0.52

Net income (loss) applicable to common shares	$16,995	$0.05	$(52,397)	$(0.18)

(1)          For details regarding the quarter ended September 30, 2010 impairment charge, see the “Other Events” section herein.

FFO, before giving effect to impairments, for the quarter ended September 30, 2010 included the impact of the following: (i) income of $0.02 per share related to gain on sales of bond investments and (ii) a charge of $0.02 per share in connection with acquisition pursuit costs. FFO, before giving effect to impairments and litigation provision, for the quarter ended September 30, 2009 included income of $0.02 per share related to gain on sales of bond investments.

ACQUIRED $327.6 MILLION OF DEBT INVESTMENTS IN GENESIS HEALTHCARE

In September and October 2010, we acquired debt investments in Genesis HealthCare (“Genesis”) with an aggregate face amount of $327.6 million. The investments represent a portion of the $1.671 billion of debt incurred with the $2.0 billion acquisition of Genesis in July 2007. The $327.6 million investment consists of two participation interests in the senior term loan with an aggregate face amount of $277.6 million that were purchased for $249.9 million and a $50 million participation interest in the secured mezzanine debt that was purchased for $40 million. Each of these participation interests was acquired from major commercial banks.

The senior loan bears interest on the face amount at LIBOR plus a spread of 4.75%, increasing to 5.75% by maturity, with a current LIBOR floor of 1.50% increasing to 2.50% by maturity. It matures in September 2014 and is prepayable at any time without premium. The senior loan is a part of a $1.3 billion debt facility secured by all of Genesis’ assets. We expect to achieve an internal rate of return (“IRR”) on our senior loan investment of 10.5% if the senior loan is paid in full at maturity.

The mezzanine debt bears interest on the face amount at LIBOR plus a spread of 7.50% and matures in September 2014. In addition, the mezzanine debt requires payment of a termination fee, HCP’s share of which is currently $2 million, increasing to a maximum of $5 million if the mezzanine debt is paid off at maturity. The mezzanine debt is a part of a $375 million mezzanine debt facility that is subordinate to the senior loan. Security for the mezzanine debt is provided by an indirect pledge of the equity ownership in the assets encumbered by the senior loan. We expect to achieve an IRR on our mezzanine debt investment of 18% if the mezzanine debt is paid in full at maturity.

Genesis is one of the nation’s largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies contract rehabilitation therapy to over 1,100 healthcare providers in 28 states and the District of Columbia.

COMPLETED TRANSITION OF 27 SUNRISE-MANAGED COMMUNITIES

On November 1, 2010 we exercised our rights to terminate management contracts relating to 27 senior housing communities previously operated by Sunrise Senior Living, Inc. (“Sunrise”). These senior housing communities are now master-leased to and operated by Emeritus Corporation (“Emeritus”) and represent all of the communities with respect to which we acquired termination rights as a part of the previously announced August 2010 settlement agreement with Sunrise. The successful transition resulted in us paying the remaining $10 million portion of the $50 million total settlement consideration to Sunrise.

The leases with Emeritus provide for an increased lease payment in the first year to $30.3 million, with a compound annual growth rate for the first five years of 13.9% and the greater of CPI or 3.0% thereafter, resulting in an expected IRR in excess of 40%.

OTHER INVESTMENT TRANSACTIONS

During the quarter ended September 30, 2010, we invested $99 million consisting of: (i) $63 million of real estate acquisitions; and (ii) $36 million of construction and other capital projects (primarily in our life science segment).

During the quarter ended September 30, 2010, we sold investments of $83 million as follows: (i) $73 million of debt investments (including $65.4 million of HCA bonds) and recognized gains of $5.6 million; and (ii) three skilled nursing facilities for $10 million and recognized gain on sales of real estate of $4 million. Subsequently, in October 2010, we sold our remaining bond investments in HCA and one other issuer for $102 million and recognized additional gains of $8 million.

KENDALL K. YOUNG NAMED HCP EXECUTIVE VICE PRESIDENT

Kendall Young joins HCP to facilitate strategic growth initiatives in our senior housing segment, including the potential creation of structures permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”).

Mr. Young was previously affiliated with Strategic Value Partners in Greenwich, Connecticut, where he was a Managing Director. In his position as Global Head of Asset Management, Mr. Young was responsible for managing all aspects of a large commercial property portfolio.  Prior to his affiliation with Strategic Value Partners, Mr. Young held Managing Director positions with Merrill Lynch and GE Capital Real Estate, where he originated transactions and managed large U.S. and international portfolios of real estate equity and debt investments.

OTHER EVENTS

On October 12, 2010, we concluded that our 35% interest in HCP Ventures II, an unconsolidated joint venture that owns 25 senior housing properties leased by Horizon Bay Communities or certain of its affiliates, was impaired. We recorded a non-cash impairment charge related to our investment in HCP Ventures II of $72 million, or $0.23 per share, during the third quarter.

On November 1, 2010, we received $46 million in proceeds, including an $11 million prepayment premium, upon the early repayment of a mortgage loan receivable that was secured by a hospital. This loan had an original maturity of January 2016 and carried an interest rate of 8.5%.

DIVIDEND

On October 28, 2010, we announced that our Board of Directors declared a quarterly cash dividend on our common stock of $0.465 per share. The dividend will be paid on November 23, 2010 to stockholders of record as of the close of business on November 8, 2010.

OUTLOOK

For the full year 2010, we expect FFO applicable to common shares to range between $2.18 and $2.24 per diluted share, before giving effect to impairments, net of recoveries; FFO applicable to common shares to range between $1.99 and $2.05 per diluted share; and net income applicable to common shares to range between $0.96 and $1.02 per diluted share. These estimates do not include possible future gains or losses, the impact on operating results from possible future acquisitions or dispositions, or possible future impairments or recoveries.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, November 2, 2010 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended September 30, 2010. The conference call is accessible by dialing (866) 831-6224 (U.S.) or (617) 213-8853 (International). The participant passcode is 78714572. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on November 2, 2010 through November 16, 2010 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 61855568. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of September 30, 2010, the Company’s portfolio of investments, including properties owned by its Investment Management Platform, consisted of: (i) interests in 670 facilities among the following segments: 250 senior housing, 102 life science, 252 medical office, 45 skilled nursing and 21 hospital; and (ii) $2.0 billion of mezzanine and other secured loans. For more information, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, the projected unlevered rates of return of our participations in Genesis’ senior loan and mezzanine note, the projected compound annual growth rates and internal rate of return of the Emeritus lease, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to impairments, net of recoveries, and gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full-year of 2010. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$8,117,148	$7,774,052
Development costs and construction in progress	143,072	272,542
Land	1,558,947	1,542,393
Accumulated depreciation and amortization	(1,189,998)	(1,036,295)
Net real estate	8,629,169	8,552,692

Net investment in direct financing leases	607,392	600,077
Loans receivable, net	1,852,521	1,672,938
Investments in and advances to unconsolidated joint ventures	197,697	267,978
Accounts receivable, net of allowance of $4,663 and $10,772, respectively	38,414	43,726
Cash and cash equivalents	52,635	112,259
Restricted cash	34,223	33,000
Intangible assets, net	325,859	389,698
Real estate held for sale, net	12,554	32,653
Other assets, net	494,835	504,714

Total assets	$12,245,299	$12,209,735

Liabilities and equity
Bank line of credit	$318,000	$—
Term loan	—	200,000
Senior unsecured notes	3,324,975	3,521,325
Mortgage and other secured debt	1,682,740	1,834,935
Other debt	93,990	99,883
Intangible liabilities, net	153,522	200,260
Accounts payable and accrued liabilities	338,806	309,596
Deferred revenue	79,482	85,127
Total liabilities	5,991,515	6,251,126

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 310,507,413 and 293,548,162 shares issued and outstanding, respectively	310,507	293,548
Additional paid-in capital	6,237,663	5,719,400
Cumulative dividends in excess of earnings	(761,036)	(515,450)
Accumulated other comprehensive loss	(7,426)	(2,134)
Total stockholders’ equity	6,064,881	5,780,537

Joint venture partners	14,095	7,529
Non-managing member unitholders	174,808	170,543
Total noncontrolling interests	188,903	178,072

Total equity	6,253,784	5,958,609

Total liabilities and equity	$12,245,299	$12,209,735

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Rental and related revenues	$243,026	$216,169	$697,802	$656,384
Tenant recoveries	23,356	22,464	67,262	67,124
Income from direct financing leases	13,028	13,173	37,238	39,302
Interest income	36,582	33,936	108,004	87,791
Investment management fee income	1,157	1,326	3,755	4,133
Total revenues	317,149	287,068	914,061	854,734

Costs and expenses:
Depreciation and amortization	78,334	81,177	234,008	240,308
Interest expense	71,600	74,039	220,303	226,053
Operating	60,461	46,159	152,028	139,767
General and administrative	19,590	22,856	65,039	61,619
Litigation provision	—	101,973	—	101,973
Impairments (recoveries)	—	15,123	(11,900)	20,904
Total costs and expenses	229,985	341,327	659,478	790,624

Other income, net	6,657	5,983	7,151	5,107

Income (loss) before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	93,821	(48,276)	261,734	69,217
Income taxes	(867)	325	(1,809)	(1,395)
Equity income from unconsolidated joint ventures	209	1,328	4,078	1,993
Impairments of investments in unconsolidated joint ventures	(71,693)	—	(71,693)	—
Income (loss) from continuing operations	21,470	(46,623)	192,310	69,815

Discontinued operations:
Income before impairments and gain on sales of real estate, net of income taxes	716	943	2,507	6,620
Impairments	—	—	—	(125)
Gain on sales of real estate, net of income taxes	3,987	2,460	4,052	34,357
Total discontinued operations	4,703	3,403	6,559	40,852

Net income (loss)	26,173	(43,220)	198,869	110,667
Noncontrolling interests’ share in earnings	(3,518)	(3,466)	(10,077)	(11,011)
Net income (loss) attributable to HCP, Inc.	22,655	(46,686)	188,792	99,656
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)
Participating securities’ share in earnings	(378)	(429)	(1,648)	(1,136)

Net income (loss) applicable to common shares	$16,995	$(52,397)	$171,296	$82,672

Basic earnings (loss) per common share:
Continuing operations	$0.04	$(0.20)	$0.55	$0.16
Discontinued operations	0.01	0.02	0.02	0.15
Net income (loss) applicable to common shares	$0.05	$(0.18)	$0.57	$0.31

Diluted earnings (loss) per common share:
Continuing operations	$0.04	$(0.20)	$0.55	$0.16
Discontinued operations	0.01	0.02	0.02	0.15
Net income (loss) applicable to common shares	$0.05	$(0.18)	$0.57	$0.31

Weighted average shares used to calculate earnings per common share:
Basic	309,448	284,812	299,243	267,971

Diluted	311,092	284,812	300,468	268,041

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$198,869	$110,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	234,008	240,308
Discontinued operations	1,382	2,276
Amortization of above and below market lease intangibles, net	(5,337)	(12,657)
Stock-based compensation	11,306	11,068
Amortization of debt premiums, discounts and issuance costs, net	7,238	6,187
Straight-line rents	(32,869)	(38,751)
Interest accretion	(46,997)	(23,813)
Deferred rental revenue	(2,245)	10,507
Equity income from unconsolidated joint ventures	(4,078)	(1,993)
Distributions of earnings from unconsolidated joint ventures	5,441	5,444
Gain on sales of real estate	(4,052)	(34,357)
Marketable securities gains, net	(5,642)	(6,420)
Derivative losses, net	470	922
Impairments, net of recoveries	59,793	21,029
Changes in:
Accounts receivable	1,987	11,310
Other assets	1,181	(2,991)
Accrued liability for litigation provision	—	101,973
Accounts payable and other accrued liabilities	10,273	(10,989)
Net cash provided by operating activities	430,728	389,720
Cash flows from investing activities:
Acquisitions and development of real estate	(228,297)	(71,009)
Leasing costs and tenant and capital improvements	(65,183)	(27,321)
Proceeds from sales of real estate, net	1,963	58,046
Contributions to unconsolidated joint ventures	(6,445)	(48)
Distributions in excess of earnings from unconsolidated joint ventures	2,469	5,775
Proceeds from the sale of securities	72,749	119,665
Principal repayments on loans receivable and direct financing leases	28,494	8,654
Investments in loans receivable	(131,492)	(165,506)
(Increase) decrease in restricted cash	(1,223)	3,090
Net cash used in investing activities	(326,965)	(68,654)
Cash flows from financing activities:
Net borrowings (repayments) under bank line of credit	318,000	(150,000)
Repayments of bridge and term loans	(200,000)	(320,000)
Repayments of mortgage debt	(162,623)	(206,329)
Issuance of mortgage debt	—	1,942
Repurchase and repayment of senior unsecured notes	(200,000)	(7,735)
Debt issuance costs	—	(718)
Net proceeds from the issuance of common stock and exercise of options	518,844	846,135
Dividends paid on common and preferred stock	(434,378)	(376,798)
Sale (purchase) of noncontrolling interests	8,395	(9,097)
Distributions to noncontrolling interests	(11,625)	(11,662)
Net cash used in financing activities	(163,387)	(234,262)
Net increase (decrease) in cash and cash equivalents	(59,624)	86,804
Cash and cash equivalents, beginning of period	112,259	57,562
Cash and cash equivalents, end of period	$52,635	$144,366

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income (loss) applicable to common shares	$16,995	$(52,397)	$171,296	$82,672
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,334	81,177	234,008	240,308
Discontinued operations	173	1,180	1,382	2,276
Gain on sales of real estate	(3,987)	(2,460)	(4,052)	(34,357)
Equity income from unconsolidated joint ventures	(209)	(1,328)	(4,078)	(1,993)
FFO from unconsolidated joint ventures	5,213	6,433	19,709	19,004
Noncontrolling interests’ and participating securities’ share in earnings	3,896	3,895	11,725	12,147
Noncontrolling interests’ and participating securities’ share in FFO	(4,334)	(4,331)	(13,192)	(13,633)
FFO applicable to common shares (1)	$96,081	$32,169	$416,798	$306,424

Basic FFO per common share (1)	$0.31	$0.11	$1.39	$1.14

Diluted FFO per common share (1)	$0.31	$0.11	$1.39	$1.14

Weighted average shares used to calculate diluted FFO per common share	311,092	285,234	300,468	268,183

Impact of impairments, recoveries and litigation provision:
Impairments, net of recoveries	$71,693	$15,123	$59,793	$21,029
Litigation provision	—	101,973	—	101,973
	$71,693	$117,096	$59,793	$123,002

Per common share impact of impairments, recoveries and litigation provision on diluted FFO	$0.23	$0.41	$0.19	$0.46

Diluted FFO per common share, before giving effect to impairments, recoveries and litigation provision	$0.54	$0.52	$1.58	$1.60

(1)

The Company believes FFO applicable to common shares, diluted FFO applicable to common shares, FFO, before the impact of impairments, recoveries and litigation provision, and basic and diluted FFO per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

In addition, the Company presents FFO, before the impact of impairments, recoveries and litigation provision. Management believes FFO, before the impact of impairments, recoveries and litigation provision, is useful to both the Company and its investors. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

HCP, Inc.

Net Operating Income and Same Property Performance Information (1) (2)

Dollars in thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$26,173	$(43,220)	$198,869	$110,667
Interest income	(36,582)	(33,936)	(108,004)	(87,791)
Investment management fee income	(1,157)	(1,326)	(3,755)	(4,133)
Depreciation and amortization	78,334	81,177	234,008	240,308
Interest expense	71,600	74,039	220,303	226,053
General and administrative	19,590	22,856	65,039	61,619
Litigation provision	—	101,973	—	101,973
Impairments (recoveries)	—	15,123	(11,900)	20,904
Other income, net	(6,657)	(5,983)	(7,151)	(5,107)
Income taxes	867	(325)	1,809	1,395
Equity income from unconsolidated joint ventures	(209)	(1,328)	(4,078)	(1,993)
Impairments of investments in unconsolidated joint ventures	71,693	—	71,693	—
Total discontinued operations, net of income taxes	(4,703)	(3,403)	(6,559)	(40,852)
NOI (1)	$218,949	$205,647	$650,274	$623,043
Straight-line rents	(11,174)	(12,992)	(32,869)	(38,751)
Interest accretion – direct financing leases (“DFLs”)	(1,886)	(2,034)	(5,549)	(5,983)
Amortization of above and below market lease intangibles, net	(1,629)	(1,677)	(5,337)	(12,657)
Lease termination fees	(1,592)	(479)	(5,165)	(1,826)
NOI adjustments related to discontinued operations	7	(18)	27	389
Adjusted NOI (1)	$202,675	$188,447	$601,381	$564,215
Non-SPP adjusted NOI (1) (2)	(14,889)	(9,232)	(38,301)	(27,052)
Same property portfolio adjusted NOI (1) (2)	$187,786	$179,215	$563,080	$537,163

Adjusted NOI % change – SPP	4.8%		4.8%

(1)

The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of real estate properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”

(2)

Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its SPP as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations (1)

 (Unaudited)

	2010
	Low	High

Diluted earnings per common share	$0.96	$1.02
Gain on sales of real estate	(0.06)	(0.06)
Real estate depreciation and amortization	1.03	1.03
Joint venture adjustments	0.06	0.06
Diluted FFO per common share	1.99	2.05
Impairments, net of recoveries	0.19	0.19
Diluted FFO per common share, before giving effect to impairments, net of recoveries	$2.18	$2.24

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. As defined by NAREIT, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments and recoveries. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.